EXHIBIT 10.23

DRESSER-RAND GROUP INC.

GRANT NOTICE FOR 2008 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNITS

FOR GOOD AND VALUABLE CONSIDERATION, Dresser-Rand Group Inc. (the "Company"), hereby grants to Grantee named below the number of restricted stock units specified below (the “Award”), upon the terms and subject to the conditions set forth in this Grant Notice, the Dresser-Rand Group Inc. 2008 Stock Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) adopted under such Plan and provided to Grantee, each as amended from time to time.    Grantee must formally accept the grant of restricted stock units no later than February 28, 2015; if Grantee fails to do so, Grantee’s Award will be forfeited and Grantee will have no further rights with respect to such Award.    Each restricted stock unit subject to this Award represents the right to receive one share of the Company’s Common Shares, subject to the conditions set forth in this Grant Notice, the Plan and the Standard Terms and Conditions.  This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.    The Standard Terms and Conditions may be accessed through Grantee’s personal Morgan Stanley Smith-Barney Benefit Access®   (www.benefitaccess.com)  account in the Plan Documents section.

Name of Grantee:
Grant Date:
Number of restricted stock units subject to the Award:
Vesting Schedule:

By accepting this Grant Notice, Grantee acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

DRESSER-RAND GROUP INC.

By: /s/ VINCENT R. VOLPE JR.

Name: Vincent R. Volpe Jr.

Title: President and Chief Executive Officer